Exhibit 16.1

March 21, 2014

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re:  China Tianfeihong Wine, Inc.
SEC File No.000-54843

Dear Sirs:

We have received a received a copy of and are in agreement with the statements being made by China Tianfeihong Wine, Inc. in Item 4.01 of its Form 8-K/A1 dated March 21, 2014, insofar as they related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A1.

Sincerely,

/s/MaloneBailey, LLP
Houston, Texas